Exhibit 99.1

Aethlon Medical Reports Q1 Fiscal 2027 Results and Progress on Hemopurifier® Program

Conference Call Today at 4:30 p.m. ET

SAN DIEGO, August 13, 2026 -- Aethlon Medical, Inc. (the Company or Aethlon) (Nasdaq: AEMD), a clinical-stage medical therapeutic company, today announced financial results for fiscal first quarter ended June 30, 2026, and provided a corporate update.

“We advanced our clinical and research programs during the quarter,” said James Frakes, CEO and CFO. “We treated the first participant in the third and final dosing cohort of our Phase 1 oncology study in Australia, and early biomarker signals from the initial cohorts support continuing evaluation of the Hemopurifier. We also had a Long COVID manuscript accepted for publication, which strengthens the scientific case for studying extracellular vesicles in post-viral conditions.”

Clinical highlights

•	Phase 1 oncology study: First participant dosed in the third and final cohort in Australia. Early observations from the first two cohorts showed consistent decreases in tumor-derived extracellular vesicles and microRNAs linked to cancer progression and improvements in immune fumction associated with potential response to immunotherapy. These observations are preliminary and will be evaluated fully after study completion.

•	Long COVID publication: A manuscript describing extracellular vesicle characteristics in patients with Long COVID was accepted for publication in the International Journal of Molecular Sciences. The manuscript demonstrates that the extracellular vesicles isolated from the plasma of individuals with Long COVID bind to the proprietary GNA affinity resin in the Hemopurifier.

Financial highlights

•	Cash and liquidity: Cash and cash equivalents were approximately $4.9 million as of June 30, 2026.

•	Post-quarter financing: Subsequent to quarter-end, Aethlon raised approximately $4.0 million in gross proceeds through a public offering of common stock. Based on current plans, the company believes its cash resources are sufficient to fund operations for at least the next 12 months.

•	Operating expenses: Consolidated operating expenses for the quarter decreased 11.9% to approximately $1.6 million versus $1.8 million in the prior-year quarter, driven by lower professional fees and reduced general and administrative and preclinical research costs. Operating loss declined accordingly.

The consolidated balance sheets for June 30, 2026, and March 31, 2026 and the consolidated statements of operations for the fiscal quarters ended June 30, 2026, and 2025, are included at the end of this release.

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Conference Call

Management will host a conference call today, Thursday, August 13, 2026, at 4:30 p.m. ET to review the Company’s financial results and recent corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Interested parties can register for the conference call by navigating to https://dpregister.com/sreg/10211144/104a3acc428. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through September 13, 2026. The replay can be accessed via Aethlon Medical’s website or by dialing 1-855-669-9658 (USA or Canada) or 1-412-317-0088 (international) or Canada toll free at 1-855-669-9658. The replay conference ID number is 6711524.

About the Hemopurifier®

The Aethlon Hemopurifier is an investigational medical device designed to remove enveloped viruses and tumor-derived extracellular vesicles (EVs) from circulation. It is used extracorporeally with a blood pump and combines plasma separation, size exclusion, and affinity binding using a plant lectin resin that targets mannose-rich surfaces found on EVs and viruses. EVs released by solid tumors are believed to play a role in metastasis and the resistance to immunotherapies and chemotherapy. Removal of enveloped viruses and extracellular vesicles has been demonstrated in both in vitro studies and human subjects.

The Hemopurifier holds a U.S. Food and Drug Administration Breakthrough Device Designation for:

The treatment of individuals with advanced or metastatic cancer unresponsive to or intolerant of standard-of-care therapy; and the treatment of life-threatening viruses not addressed with approved therapies.

About Aethlon Medical, Inc.

Aethlon Medical, Inc. (Nasdaq: AEMD) is a clinical-stage medical therapeutic company headquartered in San Diego, California. The Company is advancing the Hemopurifier®, an investigational extracorporeal immunotherapeutic platform designed to remove tumor-derived extracellular vesicles and enveloped viruses from circulation for potential applications in oncology, infectious disease, and other disease states.

For more information, visit www.AethlonMedical.com and follow the Company on LinkedIn.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Forward-looking statements in this release include, among others, statements regarding: the investigational status and potential safety, feasibility, or utility of the Hemopurifier®; the Company’s ability to initiate, enroll, conduct, and complete its clinical trials, including in Australia; the timing, scope, design, and potential outcomes or interpretation of such studies; the Company’s ability to manufacture the Hemopurifier in sufficient quantities for clinical and potential future commercial use; the availability and adequacy of capital to support ongoing operations; statements regarding the Company’s Ebola-related compassionate use activities and any resulting interest from public health organizations; the Company’s collaborative research activities, including rheumatoid arthritis, chronic kidney disease, and other extracellular vesicle- associated conditions; and the Company’s ability to advance or expand its research programs in oncology, infectious diseases, and other conditions associated with extracellular vesicles. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the fact that the cash on hand may not be sufficient to support operations for the next 12 months without additional financing, the Company's ability to raise additional capital on terms favorable to the Company, or at all; the Company’s ability to successfully complete development of the Hemopurifier; the Company’s ability to successfully demonstrate the utility and safety of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the Company’s ability to achieve and realize the anticipated benefits from operational and financial milestones; the Company’s ability to maintain its Nasdaq listing, the Company’s ability to obtain approval from the Ethics Committee of its third location in Australia, including on the timeline expected by the Company; the Company’s ability to enroll additional patients in its oncology clinical trial in Australia, including on the timeline expected by the Company; the Company’s ability to manage and successfully complete its clinical trials; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials; unforeseen changes in regulatory requirements; the Company’s collaborative research with UCSF Long Covid Clinic; and the Company’s ability to further research potential applications of the Hemopurifier in other EV-associated diseases and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2026, and in the Company's other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances. Because the Hemopurifier® is an investigational device, its safety and effectiveness have not been established, and no conclusions should be drawn regarding clinical benefit. The observations contained in this release are from an early feasibility study and should not be interpreted as evidence of clinical benefit or safety beyond the study parameters.

Company Contact:
Jim Frakes
Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	June 30, 2026
	(Unaudited)	March 31, 2026

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,933,579	$5,026,458
Deferred offering costs	394,192	210,985
Prepaid expenses and other current assets	283,143	332,094

TOTAL CURRENT ASSETS	5,610,914	5,569,537

Property and equipment, net	293,112	356,822
Operating lease right-of-use asset, net	232,195	307,820
Restricted cash	99,150	98,928

TOTAL ASSETS	$6,235,371	$6,333,107

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$411,373	$384,550
Due to related parties	68,250	68,250
Operating lease liability, current portion	255,052	336,718
Other current liabilities	301,367	657,317

TOTAL LIABILITIES, ALL CURRENT	1,036,042	1,446,835

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value; 20,000,000 shares authorized as of June 30, 2026 and March 31, 2026; 477,402 shares issued and outstanding as of June 30, 2026 and 314,100 shares issued and outstanding at March 31, 2026	477	314
Additional paid-in capital	181,891,939	180,024,947
Accumulated other comprehensive loss	(38,889)	(32,703)
Accumulated deficit	(176,654,198)	(175,106,286)

TOTAL STOCKHOLDERS' EQUITY	5,199,329	4,886,272

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,235,371	$6,333,107

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the three months ended June 30, 2026 and 2025

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	June 30, 2026	June 30, 2025

OPERATING EXPENSES
Professional fees	$333,569	$476,032
Payroll and related expenses	583,183	581,000
General and administrative	662,450	735,358
Total operating expenses	1,579,202	1,792,390

OPERATING LOSS	(1,579,202)	(1,792,390)

Interest income, net	31,290	30,532

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(1,547,912)	(1,761,858)

OTHER COMPREHENSIVE LOSS	(6,186)	(5,244)

COMPREHENSIVE LOSS	$(1,554,098)	$(1,767,102)

Basic and diluted net loss per share attributable to common stockholders	$(4.02)	$(42.42)

Weighted average number of common shares outstanding - basic and diluted	384,705	41,529

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